UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007 (April 16, 2007 (*))

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(*) – see Item 9.01(a) of the current report on Form 8-K

This Current Report on Form 8-K is being filed by Legacy Reserves LP (“Legacy”) to provide unaudited pro forma financial information as required by item 9.01 (b) of Form 8-K in connection with Legacy’s three acquisitions of oil and natural gas properties and other interests during April and May, 2007. A summary description of the three acquisitions follows:

On April 16, 2007 Legacy purchased oil and natural gas properties and other interests (“Binger Properties”) located in Caddo County, Oklahoma from Nielson & Associates, Inc. (“Nielson”) for a stated contract price of $45 million. The assets acquired consist of: (1) a 54.5% working interest in the East Binger (Marchand) Unit in Caddo County, Oklahoma with respect to 51 producing wells and 32 water injection wells and (2) a 50% ownership interest in Binger Operations, LLC (“BOL”), the principal purpose of which is to operate the East Binger Unit. As a consequence of Legacy’s 50% ownership of BOL, we own an additional 0.74% working interest in the East Binger Unit.

On May 1, 2007 Legacy purchased oil and natural gas properties (“Ameristate Properties”) located in the Permian Basin of southeast New Mexico from Ameristate Exploration, LLC (“Ameristate”) for a stated contract price of $5.5 million. The Ameristate Properties consist primarily of working interests in 39 producing wells located in Lea and Eddy counties in southeast New Mexico.

On May 25, 2007 Legacy purchased oil and natural gas properties (“TSF Properties”) located in the Permian Basin of west Texas from Terry S. Fields (“Fields”) for a contract price of $15.3 million. The TSF Properties consist primarily of working interests in 19 operated producing wells located in Midland, Reagan and Upton counties in west Texas.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The audited and unaudited statements of revenues, direct operating expenses and equity income, including the notes thereto, for the Binger Properties acquired by Legacy from Nielson for the years ended December 31, 2005 and 2006, and for the three month periods ended March 31, 2006 and 2007, and the report of the independent registered public accounting firm related thereto, are being filed in a Current Report on Form 8-K/A (Amendment No. 1) on June 29, 2007, subsequent to this filing.

The audited and unaudited statements of revenues and direct operating expenses, including the notes thereto, for the Ameristate Properties acquired by Legacy from Ameristate for the year ended December 31, 2006 , and for the three month periods ended March 31, 2006 and 2007, and the report of the independent registered public accounting firm related thereto, are being filed in a Current Report on Form 8-K/A (Amendment No. 1) on June 29, 2007, subsequent to this filing.

The audited and unaudited statements of revenues and direct operating expenses, including the notes thereto, for the TSF Properties acquired by Legacy from Fields for the years ended December 31, 2005 and 2006 , and for the three month periods ended March 31, 2006 and 2007, and the report of the independent registered public accounting firm related thereto, are being filed in a Current Report on Form 8-K/A (Amendment No. 1) on June 29, 2007, subsequent to this filing.

(b)           Pro forma financial information.

The unaudited pro forma combined balance sheet at March 31, 2007 and the unaudited pro forma combined statements of operations for the year ended December 31, 2006 and for the three month period ended March 31, 2007 which give effect to the acquisitions of the Binger Properties, Ameristate Properties and TSF Properties are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)           Exhibits.

Exhibit Number	Description
Exhibit 99.1 *
The unaudited pro forma combined balance sheet at March 31, 2007 and the unaudited pro forma combined statements of operations for the year ended December 31, 2006 and for the three month period ended March 31, 2007 which give effect to the Binger Acquisition, the Ameristate Acquisition and the TSF Acquisition.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

June 29, 2007	By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1 *
The unaudited pro forma combined balance sheet at March 31, 2007 and the unaudited pro forma combined statements of operations for the year ended December 31, 2006 and for the three month period ended March 31, 2007 which give effect to the Binger Acquisition, the Ameristate Acquisition and the TSF Acquisition.

* filed herewith